UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2021
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
American Equity Investment Life Holding Company (“American Equity”) continues to execute its strategic transformation into a hybrid, diversified financial services firm with a balanced mix of both traditional investment spread business backed by its own risk-bearing equity capital, coupled with growing its base of fee-like earnings by ceding liabilities to reinsurance vehicles with risk-bearing equity capital provided by third party, permanent capital partners. The latter is part of American Equity’s building out a return-on-assets business model which is a capital-efficient way to fuel future growth.
On October 8, 2021, an American Equity affiliate (“American Equity Life”) closed on a reinsurance transaction with a protected cell of North End Re (Cayman) SPC (“North End Re”), a wholly owned subsidiary of Brookfield Asset Management Reinsurance Partners Ltd. (“Brookfield Reinsurance”) (NYSE, TSX: BAMR). The reinsurance transaction is effective July 1, 2021.
American Equity Life will cede approximately $4.0 billion of statutory liabilities, representing 100% of in-force IncomeShield annuities as of the effective date. As part of the reinsurance transaction, American Equity Life will transfer cash and equivalents of $3.8 billion, which is equal to the cash surrender value of the ceded liabilities as of the effective date. American Equity Life and its affiliates will receive an annual recurring fee of 79 basis points, comprised of both a ceding commission of 49 basis points and an asset liability management fee of 30 basis points, each fixed for all future years and calculated based on the initial ceded cash surrender value of statutory liabilities. These annually-recurring fees will be fixed and are contractually-guaranteed for six years. The additional and final seventh year payment is contingent on certain future performance obligations by both parties. American Equity Life will also receive ongoing expense reimbursement on each policy for the entirety of the policy duration.
Under the flow reinsurance terms, American Equity Life will also cede 75% of its future IncomeShield sales or other mutually agreed products for a maximum of $6.0 billion of statutory liabilities. On future products with specifications similar to those of IncomeShield being sold as of the effective date of the transaction, American Equity Life and its affiliates will receive an annual recurring fee of 170 basis points, comprised of both a ceding commission of 140 basis points and an asset liability management fee of 30 basis points, each fixed for all future years and calculated based upon the initial ceded cash surrender value of statutory liabilities. These annually recurring fees will be fixed and are contractually guaranteed for six years. The additional and final seventh year payment is contingent on certain performance obligations for both parties. Additionally, American Equity Life will receive some acquisition cost reimbursement upfront and an ongoing, annual expense reimbursement on each policy for the entirety of the policy duration.
A portion of the liabilities will be ceded on a funds withheld under a modified coinsurance basis, and the remainder of the liabilities will be ceded on a co-insurance basis with assets held in a market value trust. Additionally, the treaty will be capitalized with over-collateralization requirements, including management of the required capital to support the reinsured liabilities based on risk-based capital requirements. As part of the ongoing monitoring of the reinsurance agreement, Brookfield Reinsurance will have certain disclosure obligations to American Equity.
Under the terms of the agreement, American Equity Life has mutually-agreed upon recapture rights upon the occurrence of certain events. North End Re may terminate the reinsurance if American Equity fails to make required payments of premium. Additionally, either party may terminate the transaction solely with respect to new business, if the other party is not in material compliance with its obligations under certain of the transaction documents (following notice and a cure period), or upon the earlier of (a) American Equity Life’s cession of $6.0 billion of statutory liabilities of IncomeShield or other agreed upon products and (b) 6 years from the effective date of the reinsurance agreement.
The transaction exceeds American Equity’s previous profitability expectations. American Equity expects it will produce recurring, multi-year fee-like cash income of 97 basis points per annum on a weighted average basis for first $5.0 billion of ceded business, compared to its prior estimate of 90 basis points per annum.
Separate from the above transaction, Brookfield Asset Management (including its affiliates, “Brookfield”) previously disclosed on June 28, 2021 an aggregate approximate 9.5% equity interest in American Equity. Brookfield has an existing agreement to purchase additional shares of American Equity’s common stock for up to a total equity interest of 19.9% (and not less than a 15% equity interest), subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions.
The forward-looking statements in this disclosure, such as expects, estimate, future, into, growing, may, transformation, and will, are based on assumptions and expectations that involve risks and uncertainties, including the "Risk Factors" American Equity describes in its U.S. Securities and Exchange Commission filings. American Equity's future results could differ, and it has no obligation to correct or update any of these statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: October 12, 2021	By:	/s/ Phyllis Zanghi
Phyllis Zanghi
Executive Vice President and Chief Legal Officer